Exhibit 99.1

FOR IMMEDIATE RELEASE

August 14, 2009	INVESTOR CONTACT: Rob Campbell Nordstrom, Inc. (206) 303-3290
MEDIA CONTACT: Brooke White
Nordstrom, Inc.
(206) 373-3030
NORDSTROM REFINANCES REVOLVING CREDIT FACILITY
          SEATTLE, Wash. (August 14, 2009) — Nordstrom, Inc. (NYSE: JWN) announced today that it has completed a new three-year $650 million senior unsecured revolving credit facility. The new facility replaces a $650 million senior unsecured revolving credit facility that was scheduled to mature in November 2010.
Effective today, the facility may be used for general corporate purposes and is scheduled to mature in August 2012. At present, there are no outstanding borrowings under the revolver.
The arrangement of the revolving credit facility was co-led by Banc of America Securities LLC and Wells Fargo Securities, LLC.
About Nordstrom
Nordstrom, Inc. is one of the nation’s leading fashion specialty retailers, with 175 stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 111 full-line stores, 61 Nordstrom Racks, two Jeffrey boutiques, and one clearance store. In addition, Nordstrom serves customers through its online presence at http://www.nordstrom.com and through its catalogs. Nordstrom, Inc’s common stock is publicly traded on the NYSE under the symbol JWN.
     Certain statements in this news release contain or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995), including the company’s planned store openings and trends in company operations. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to the impact of deteriorating economic and market conditions and the resultant impact on consumer spending patterns, the company’s ability to respond to the business environment and fashion trends, the company’s ability to safeguard its brand and reputation, effective inventory management, efficient and proper allocation of the company’s capital resources, successful execution of the company’s store growth strategy including the timely completion of construction associated with newly planned stores, relocations and remodels, all of which may be impacted by the financial health of third parties, the company’s compliance with applicable banking and related laws and regulations impacting the company’s ability to extend credit to its customers, trends in personal bankruptcies and bad debt write-offs, availability and cost of credit, changes in interest rates, disruptions in the company’s supply chain, the company’s ability to maintain its relationship with vendors and developers who may be experiencing economic difficulties, the geographic locations of the company’s stores, the company’s ability to maintain its relationships with its employees and to effectively train and develop its future leaders, the company’s compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to the company, successful execution of the company’s information technology strategy, successful execution of the company’s multi-channel strategy, risks related to fluctuations in world currencies, weather conditions and hazards of nature that affect consumer traffic and consumers’ purchasing patterns, the effectiveness of planned advertising, marketing, and promotional campaigns, the company’s ability to control costs, and the timing and amounts of share repurchases by the company. For additional information regarding these and other risk factors, please refer to the company’s SEC reports, including its Form 10-K for the fiscal year ended January 31, 2009. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.
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